Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Hailiang Education Group Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 17, 2022.

Date: May 17, 2022

Hailiang Feng		/s/ Hailiang Feng

Jet Victory International Limited	By:	/s/ Hailiang Feng
		Name:	Hailiang Feng
		Title:	Authorized Signatory

Brilliant One Development Limited	By:	/s/ Hailiang Feng
		Name:	Hailiang Feng
		Title:	Authorized Signatory

Fame Best International Limited	By:	/s/ Hailiang Feng
		Name:	Hailiang Feng
		Title:	Authorized Signatory

Gain Success Group Limited	By:	/s/ Hailiang Feng
		Name:	Hailiang Feng
		Title:	Authorized Signatory